UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 24, 2017

CU Bancorp

(Exact name of registrant as specified in its charter)

California	001-35683	99-0779988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

818 West 7th Street, Suite 220 Los Angeles, CA (Address of principal executive offices)		90017 (Zip Code)

(213) 430-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 24, 2017, CU Bancorp, a California corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, 12,727,817 shares of Company common stock, or approximately 71% of the eligible voting common shares, were represented in person or by proxy and voted on the following proposals, all of which were approved. As of the record date for the Special Meeting, 17,807,931 outstanding shares of Company common stock were eligible to vote.

1.        Merger Proposal.    To approve the principal terms of the Agreement and Plan of Merger, dated as of April 5, 2017 (the “Agreement and Plan of Merger”), by and between PacWest Bancorp and the Company (the “merger proposal”).

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non- Votes
12,262,065	306,018	159,734	--

Completion of the merger remains subject to the satisfaction or waiver of the closing conditions set forth in the Agreement and Plan of Merger.

2.        Adjournment Proposal.    To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non- Votes
11,592,396	893,947	241,474	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp (Registrant)

Date: August 24, 2017	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary